    As filed with the Securities and Exchange Commission on January 5, 1999
                                                     Registration No. 333-59807
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-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                AMENDMENT NO. 4
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                           ARCH COMMUNICATIONS, INC.
            (Exact name of Registrant as specified in its charter)

          DELAWARE                        4812                       31-1236804
(State or other jurisdiction    (Primary Standard Industrial      (I.R.S. Employer
    of incorporation or          Classification Code Number)    Identification Number)
      organization)

                        1800 WEST PARK DRIVE, SUITE 250
                       WESTBOROUGH, MASSACHUSETTS 01581
                                (508) 870-6700

              (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             C. EDWARD BAKER, JR.
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           ARCH COMMUNICATIONS, INC.
                        1800 WEST PARK DRIVE, SUITE 250
                       WESTBOROUGH, MASSACHUSETTS 01581
                                (508) 870-6700

               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                  COPIES TO:

                              EDWARD YOUNG, ESQ.
                           DAVID A. WESTENBERG, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                (617) 526-6000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                               ----------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                               ----------------

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

  This amendment is being filed for the sole purpose of amending Exhibit 5.1, as previously filed with the Commission on December 22, 1998, at the request of the staff of the Commission.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Arch's Restated Certificate of Incorporation provides that Arch will, to the fullest extent permitted by the DGCL, indemnify all persons whom it has the power to indemnify against all costs, expenses and liabilities incurred by them by reason of having been officers or directors of Arch, any subsidiary of Arch or any other corporation for which such persons acted as an officer or director at the request of Arch.

  Arch's Restated Certificate of Incorporation also provides that the directors of Arch will not be personally liable for monetary damages to Arch or its stockholders for any act or omission, provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Arch or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to illegal dividends or stock redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of Arch shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

     2.1 Agreement and Plan of Merger, dated as of August 18, 1998, by and among Arch Communications Group, Inc., Farm Team Corp., MobileMedia
           Corporation and MobileMedia Communications, Inc. (1)
     2.2 First Amendment to Agreement and Plan of Merger, dated as of September 3, 1998, by and among Arch Communications Group, Inc.,
           Farm Team Corp., MobileMedia Corporation and MobileMedia
           Communications, Inc. (1)
     3.1   Restated Certificate of Incorporation. (2)
     3.2   By-laws, as amended. (2)
     4.1   Indenture, dated February 1, 1994, between Arch Communications, Inc.
           (formerly known as USA Mobile Communications, Inc. II) and United
           States Trust Company of New York, as Trustee, relating to the 9 1/2%
           Senior Notes due 2004 of Arch Communications, Inc. (2)
     4.2   Indenture, dated December 15, 1994, between Arch Communications,
           Inc. and United States Trust Company of New York, as Trustee, relating to the 14% Senior Notes due 2004 of Arch Communications,
           Inc. (3)
     4.3   Indenture, dated June 29, 1998, between Arch Communications, Inc.
           and U.S. Bank Trust National Association, as Trustee, relating to the 12 3/4% Senior Notes due 2007 of Arch Communications, Inc. (4)
     5.1** Opinion of Hale and Dorr LLP.
     8.1   Tax Opinion of Hale and Dorr LLP. (8)
    10.1 Exchange and Registration Rights Agreement, dated June 24, 1998, among Arch Communications Group, Inc. and the Initial Purchasers.
    10.2   Second Amended and Restated Credit Agreement (Tranche A and Tranche
           C Facilities), dated June 29, 1998, among Arch Paging, Inc., the
           Lenders party thereto, The Bank of New York, Royal Bank of Canada and Toronto Dominion (Texas), Inc. (4)
    10.3 Second Amended and Restated Credit Agreement (Tranche B Facility), dated June 29, 1998, among Arch Paging, Inc., the Lenders party thereto, The Bank of New York, Royal Bank of Canada and Toronto
           Dominion (Texas), Inc. (4)
    10.4   Asset Purchase and Sale Agreement, dated April 10, 1998, among
           OmniAmerica, Inc. and certain subsidiaries of Arch Communications
           Group, Inc. (4)
    10.5   Letter agreement, dated June 10, 1998, between Arch Communications
           Group, Inc. and Motorola, Inc. (4)(5)

    10.6   Commitment Letter, dated as of August 18, 1998, by and among Arch
           Paging, Inc. and The Bank of New York, BNY Capital Markets, Inc.,
           Toronto Dominion (Texas) Inc., TD Securities (USA) Inc., Royal Bank
           of Canada and Barclays Bank PLC amending the Second and Amended
           Restated Credit Agreements, dated June 29, 1998 (Tranche A, B and C
           Facilities). (1)
    10.7   Bridge Commitment Letter, dated as of August 20, 1998, among Arch
           Communications, Inc., Arch Communications Group, Inc., The Bear
           Stearns Companies, Inc., The Bank of New York, TD Securities (USA)
           Inc., and the Royal Bank of Canada. (1)
    10.8   Purchase Agreement, dated June 24, 1998, among Arch Communications
           Group, Inc. and the Initial Purchasers.
    10.9   Agreement and Plan of Merger, dated as of August 18, 1998, by and among Arch Communications Group, Inc., Farm Team Corp., MobileMedia
           Corporation and MobileMedia Communications, Inc. (7)
    10.10  First Amendment to Agreement and Plan of Merger, dated as of
           September 3, 1998, by and among Arch Communications Group Inc., Farm
           Team Corp. and MobileMedia Communications, Inc. (7)
    10.11  Second Amendment to Agreement and Plan of Merger, dated as of
           December 1, 1998, by and among Arch Communications Group Inc., Farm
           Team Corp. and MobileMedia Communications, Inc. (7)
    10.12  Debtors' Third Amended Joint Plan of Reorganization, dated as of
           December 1, 1998, included as Annex C to the Proxy
           Statement/Prospectus which is a part of this Registration Statement.
           (7)
    21.1   Subsidiaries of the Registrant.
    23.1** Consent of Hale and Dorr LLP (contained in its opinion filed as
           Exhibit 5.1).
    23.2   Consent of Arthur Andersen LLP. (8)
    23.3   Consent of Ernst & Young LLP. (8)
    23.4   Consent of Wilkinson, Barker, Knauer & Quinn, LLP. (8)
    23.5   Consent of Wiley, Rein & Fielding (8)
    24.1   Power of Attorney (included on signature page of the Registration
           Statement).
    25.1   Statement of Eligibility and Qualification (Form T-1) under the
           Trust Indenture Act of 1939 from U.S. Bank Trust National
           Association.
    27.1   Financial Data Schedule. (6)
    99.1   Form of Letter of Transmittal and related documents. (8)
    99.2   Forms of Notices of Guaranteed Delivery. (8)

--------
** Filed herewith.
(1) Incorporated by reference from the Registration Statement on Form S-4 (File No. 333-62211) of Arch Communications Group, Inc.
(2) Incorporated by reference from the Registration Statement on Form S-1 (File No. 33-72646) of Arch Communications, Inc.
(3) Incorporated by reference from the Registration Statement on Form S-1 (File No. 33-85580) of Arch Communications, Inc.
(4) Incorporated by reference from the Current Report on Form 8-K of Arch Communications Group, Inc. dated June 26, 1998.
(5) Portions of this exhibit so incorporated by reference have been accorded confidential treatment.
(6) Incorporated by reference from the Quarterly Report on Form 10-Q of Arch Communications, Inc. for the quarter ended September 30, 1998.
(7) Incorporated by reference from the Registration Statement on Form S-4 (File No. 333-63519) of Arch Communications Group, Inc.
(8) Previously filed.

  (b) Financial Statement Schedules:

    Schedule II--Valuation and Qualifying Accounts

ITEM 22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the registration is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to the paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

  (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (c) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

  (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts on January 5, 1999.

                                          ARCH COMMUNICATIONS, INC.

                                               /s/ C. Edward Baker, Jr.
                                          By: _________________________________
                                              C. Edward Baker, Jr.
                                              Chairman of the Board and
                                              Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ C. Edward Baker, Jr.    Chairman of the Board and           January 5, 1999
-------------------------   Chief Executive Officer
                            Director (principal executive officer)

/s/ J. Roy Pottle           Executive Vice President and        January 5, 1999
-------------------------   Chief Financial Officer
                            (principal financial officer and
                            principal accounting officer)

/s/ * John B. Saynor        Director                            January 5, 1999
-------------------------

/s/ * R. Schorr Berman      Director                            January 5, 1999
-------------------------

/s/ * James S. Hughes       Director                            January 5, 1999
-------------------------

/s/ * Allan L. Rayfield     Director                            January 5, 1999
-------------------------

/s/ * John A. Shane         Director                            Janaury 5, 1999
-------------------------

/s/ * John Kornreich        Director                            January 5, 1999
-------------------------
  /s/ Gerald J. Cimmino

*By:
-------------------------
    Gerald J. Cimmino
    Attorney-in-Fact

                                 EXHIBIT INDEX

     2.1 Agreement and Plan of Merger, dated as of August 18, 1998, by and among Arch Communications Group, Inc., Farm Team Corp., MobileMedia
           Corporation and MobileMedia Communications, Inc. (1)
     2.2 First Amendment to Agreement and Plan of Merger, dated as of September 3, 1998, by and among Arch Communications Group, Inc.,
           Farm Team Corp., MobileMedia Corporation and MobileMedia
           Communications, Inc. (1)
     3.1   Restated Certificate of Incorporation. (2)
     3.2   By-laws, as amended. (2)
     4.1   Indenture, dated February 1, 1994, between Arch Communications, Inc.
           (formerly known as USA Mobile Communications, Inc. II) and United
           States Trust Company of New York, as Trustee, relating to the 9 1/2%
           Senior Notes due 2004 of Arch Communications, Inc. (2)
     4.2   Indenture, dated December 15, 1994, between Arch Communications,
           Inc. and United States Trust Company of New York, as Trustee, relating to the 14% Senior Notes due 2004 of Arch Communications,
           Inc. (3)
     4.3   Indenture, dated June 29, 1998, between Arch Communications, Inc.
           and U.S. Bank Trust National Association, as Trustee, relating to the 12 3/4% Senior Notes due 2007 of Arch Communications, Inc. (4)
     5.1** Opinion of Hale and Dorr LLP.
     8.1   Tax Opinion of Hale and Dorr LLP. (8)
    10.1 Exchange and Registration Rights Agreement, dated June 24, 1998, among Arch Communications Group, Inc. and the Initial Purchasers.
    10.2   Second Amended and Restated Credit Agreement (Tranche A and Tranche
           C Facilities), dated June 29, 1998, among Arch Paging, Inc., the
           Lenders party thereto, The Bank of New York, Royal Bank of Canada and Toronto Dominion (Texas), Inc. (4)
    10.3 Second Amended and Restated Credit Agreement (Tranche B Facility), dated June 29, 1998, among Arch Paging, Inc., the Lenders party thereto, The Bank of New York, Royal Bank of Canada and Toronto
           Dominion (Texas), Inc. (4)
    10.4   Asset Purchase and Sale Agreement, dated April 10, 1998, among
           OmniAmerica, Inc. and certain subsidiaries of Arch Communications
           Group, Inc. (4)
    10.5   Letter agreement, dated June 10, 1998, between Arch Communications
           Group, Inc. and Motorola, Inc. (4)(5)
    10.6   Commitment Letter, dated as of August 18, 1998, by and among Arch
           Paging, Inc. and The Bank of New York, BNY Capital Markets, Inc.,
           Toronto Dominion (Texas) Inc., TD Securities (USA) Inc., Royal Bank of Canada and Barclays Bank PLC amending the Second and Amended
           Restated Credit Agreements, dated June 29, 1998 (Tranche A, B and C
           Facilities). (1)
    10.7   Bridge Commitment Letter, dated as of August 20, 1998, among Arch
           Communications, Inc., Arch Communications Group, Inc., The Bear
           Stearns Companies, Inc., The Bank of New York, TD Securities (USA)
           Inc., and the Royal Bank of Canada. (1)
    10.8   Purchase Agreement, dated June 24, 1998, among Arch Communications
           Group, Inc. and the Initial Purchasers.
    10.9 Agreement and Plan of Merger, dated as of August 18, 1998, by and among Arch Communications Group, Inc., Farm Team Corp., MobileMedia
           Corporation and MobileMedia Communications, Inc.(7)
    10.10 First Amendment to Agreement and Plan of Merger, dated as of September 3, 1998, by and among Arch Communications Group, Inc.,
           Farm Team Corp. and MobileMedia Communications, Inc.(7)

    10.11 Second Amendment to Agreement and Plan of Merger, dated as of December 1, 1998, by and among Arch Communications Group, Inc., Farm
           Team Corp. and MobileMedia Communications, Inc.(7)
    10.12  Debtors' Third Amended Joint Plan of Reorganization, dated as of
           December 1, 1998, included as Annex C to the Proxy
           Statement/Prospectus which is part of this Registration
           Statement.(7)
    21.1   Subsidiaries of the Registrant.
    23.1** Consent of Hale and Dorr LLP (contained in its opinion filed as
           Exhibit 5.1).
    23.2   Consent of Arthur Andersen LLP.(8)
    23.3   Consent of Ernst & Young LLP.(8)
    23.4   Consent of Wilkinson, Barker, Knauer & Quinn, LLP.(8)
    23.5   Consent of Wiley, Rein & Fielding(8)
    24.1   Power of Attorney (included on signature page of the Registration
           Statement).
    25.1   Statement of Eligibility and Qualification (Form T-1) under the
           Trust Indenture Act of 1939 from U.S. Bank Trust National
           Association.
    27.1   Financial Data Schedule.(6)
    99.1   Form of Letter of Transmittal and related documents.(8)
    99.2   Forms of Notices of Guaranteed Delivery.(8)

--------
** Filed herewith.
(1) Incorporated by reference from the Registration Statement on Form S-4 (File No. 333-62211) of Arch Communications Group, Inc.

(2) Incorporated by reference from the Registration Statement on Form S-1 (File No. 33-72646) of Arch Communications, Inc.
(3) Incorporated by reference from the Registration Statement on Form S-1 (File No. 33-85580) of Arch Communications, Inc.
(4) Incorporated by reference from the Current Report on Form 8-K of Arch Communications Group, Inc. dated June 26, 1998.
(5) Portions of this exhibit so incorporated by reference have been accorded confidential treatment.
(6) Incorporated by reference from the Quarterly Report on Form 10-Q of Arch Communications, Inc. for the quarter ended September 30, 1998.
(7) Incorporated by reference from the Registration Statement on Form S-4 (File No. 333-63519) of Arch Communications Group, Inc.
(8) Previously filed.